Exhibit 99.3

Valley Healthcare Holdings, LLC

Financial Statements

As of June 30, 2018 and For the Six Months ended June 30, 2018 and 2017

Table of Contents

Valley Healthcare Holdings, LLC

Condensed consolidated balance sheets (Unaudited)

	As of
	June 30, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$1,178,001	$1,086,384
Accounts receivable, net of allowance for doubtful accounts of $883,190 and $951,426, respectively	4,252,521	3,980,441
Inventory	2,597,877	2,693,884
Other current assets	170,106	144,891
Total current assets	8,198,505	7,905,600

Fixed assets, net	6,232,905	5,365,962
Goodwill	6,429,461	6,429,461
Related party loan	75,000	75,000
Other assets	127,966	128,179
Total assets	$21,063,837	$19,904,202

Liabilities and Equity:
Liabilities:
Accounts payable and accrued expenses	$4,721,653	$4,228,873
Accrued interest expense	151,428	175,543
Current portion of capital lease obligations	881,502	1,648,351
Total current liabilities	5,754,583	6,052,767

Notes payable to Main Street Capital Corp., net	13,702,738	13,799,487
Capital lease obligations, net of current portion	1,437,526	480,210
Total liabilities	20,894,847	20,332,464

Equity:
Total members' equity	168,990	(428,262)

Total liabilities and equity	$21,063,837	$19,904,202

The accompanying notes are an integral part of these financial statements

Valley Healthcare Holdings, LLC

Condensed consolidated statements of income (Unaudited)

	For the six months ended June 30,
	2018	2017
Revenue	$16,855,729	$13,699,602
Expenses
Cost of goods and services (includes depreciation expense of $1,353,740 and $911,277, respectively)	5,650,468	4,232,999
Depreciation	847,720	962,532
Selling, general and administrative expenses	8,571,349	8,251,598
Total expenses	15,069,537	13,447,129
Other income (expense)
Other income (expense)	71,829	(2,944)
Interest expense	(1,019,755)	(1,100,701)
Total other income (expense)	(947,926)	(1,103,645)
Net income (loss)	$838,266	$(851,172)

The accompanying notes are an integral part of these financial statements

Valley Healthcare Holdings, LLC

Condensed consolidated statements of cash flows (Unaudited)

	For the six months ended June 30,
	2018	2017
Cash flows from operating activities
Net income (loss)	$838,266	$(851,172)
Adjustments to reconcile net income to cash from operating activities:
Depreciation	2,201,460	1,873,809
Loss on sale of fixed asset	-	-
Changes in operating assets and liabilities:
Accounts receivable, net	(272,080)	100,451
Inventory	96,007	79,662
Prepaid expenses	(25,002)	(43,707)
Other assets	-	-
Accounts payable and accrued expenses	227,651	912,699
Accrued interest expense	-	-
Net cash from operating activities	3,066,302	2,071,742

Cash flows from investing activities
Proceeds from sale of property and equipment	-	211,618
Purchases of property and equipment	(2,117,267)	(2,056,360)
Net cash from investing activities	(2,117,267)	(1,844,742)

Cash flows from financing activities
Payments on note payable	(96,749)	(265,751)
Proceeds from note payable	-	56,000
Members' contributions	-	800,000
Capital leases principal paid	(760,669)	(338,450)
Net cash from financing activities	(857,418)	251,799

Net change in cash and cash equivalents	$91,617	$478,799
Cash and cash equivalents, beginning of period	1,086,384	928,997
Cash and cash equivalents, end of period	$1,178,001	$1,407,796

The accompanying notes are an integral part of these financial statements

Valley Healthcare Holdings, LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2018 and For the Six Months ended June 30, 2018 and 2017

Note 1.  Organization and Nature of Operations

Valley Healthcare Holdings, LLC., (the "Company"), a Delaware limited liability company, along with its wholly-owned subsidiaries is organized to provide medical equipment and sleep studies to customers primarily in Arizona and Nebraska.  The Company has several contractual arrangements with Medicare and others to deliver their medical equipment for contract pricing.

Members’ equity consists of the following:

Equity Owner Name	Equity Type	Ownership %	# of Units
Main Street Equity Interest Inc.	Preferred	14.8%	1,600
HMS Equity Holding LLC	Preferred	3.7%	400
Valley Healthcare Group LLC	Common	81.5%	8,800

Note 2.  Summary of Significant Accounting Policies

Basis of accounting – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance generally accepted accounting principles in the United States of America (“US GAAP”).  These financial statements reflect all adjustments (consisting of normal recurring items or items discussed herein) that management believes are necessary to fairly state results for the interim periods presented.  Results of operations for interim periods are not necessarily indicative of annual results of operations.

Unaudited Interim Financial Information – The unaudited interim condensed financial statements have been prepared on the same basis as the audited consolidated financial statements.  In the opinion of management, the accompanying unaudited interim condensed financial statements contain all adjustments which are necessary for a fair presentation of the Company’s financial position as of June 30, 2018 and December 31, 2017 and consolidated results of operations for the six months ended June 30, 2018 and 2017 and its cash flows for the six months ended June 30, 2018 and 2017.  Such adjustments are of a normal and recurring nature.  The results of operations for the six months ended June 30, 2018 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2018.

Principles of Consolidation – The Company consolidates the assets, liabilities, and operating results of its wholly-owned subsidiaries in which it holds a controlling financial interest as of the financial statement date.  All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates – The preparation of these financial statements in accordance with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures of contingent assets and liabilities.  On an on-going basis, the Company evaluates all of these estimates and assumptions.  The most important of these estimates and assumptions relate to revenue recognition, recognition of rental income, estimates for contractual allowances, estimates for allowance for doubtful accounts, the valuation of excess and obsolete inventories, depreciable lives of equipment, and impairment of long-lived assets.  Although these and other estimates and assumptions are based on the best available information, actual results could be different from these estimates.

Concentration of Credit Risk – The Company’s revenue and related accounts receivable are concentrated with third-party payors.  Two such government program payors constituted approximately 45% (Payor A) and 12% (Payor B) of consolidated revenues for each of the six months ended June 30, 2018 and 2017, respectively.  Receivables from Payor A constituted 22% and 20% of accounts receivable as of June 30, 2018 and December 31, 2017.

Segments – The Company operates in one segment the durable medical equipment segment.

Accounts receivable – Accounts receivable are recorded at gross sales price of services rendered to customers.

Allowance for Doubtful Accounts – Accounts receivable are stated net of an allowance for doubtful accounts.  The Company estimated the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay.

Property and Equipment – Property and equipment is stated at cost.  Maintenance, repairs and minor replacements are charged to operations as incurred.  When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are eliminated from the stated accounts and any gain or loss is included in income from operations.  Depreciation is provided on all equipment using the straight-line method based on the following estimated useful lives:

Vehicles and computer, medical and sleep study equipment	5 years
Software	3 years
Furniture and office equipment	7 years
Leasehold improvements	Shorter of the useful life of the asset or the term of the lease

Goodwill – Goodwill represents the excess of fair value over identifiable tangible and intangible net assets acquired in business combinations.  Goodwill is not amortized.  Instead goodwill is reviewed for impairment at least annually, or on an interim basis between annual tests when events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying value.

Long-Lived Assets – Long-lived assets include equipment, which is evaluated for potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable based on undiscounted cash flows.  If an impairment is indicated, the Company records the impaired asset at fair value, and records a charge to operations.  No such impairment triggering events were identified in the six months ended June 30, 2018 and 2017.

Fair Value Measurements – Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  US GAAP provides a framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.  The following are the hierarchical levels of inputs to measure fair value:

▪	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

▪

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

▪

Level 3: Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value.  These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company had no recurring fair value measurements at June 30, 2018.

Income taxes – The Company, with the consent of its members, has elected to be treated as a limited liability company, filing as a partnership under the partnership provisions of the Internal Revenue Code, for federal tax purposes.  Under the partnership provisions, the Company does not pay corporate income taxes on its federal or state taxable income.  Each member is liable for individual income taxes on their respective share of the Company’s taxable income.

The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740-10, Accounting for Income Taxes.  The Company’s management evaluates the Company’s tax position on an on-going basis and has concluded that it has no uncertain tax positions that would require adjustments.

Revenue recognition – The Company generated revenue primarily through the distribution of durable medical equipment, including of sleep and respiratory care equipment, positive air pressure equipment and supplies, ventilators, and oxygen equipment, through sales or rental arrangements to customers.  Revenue is recognized when the customer is billed upon sales order fulfillment.  The process includes doctor’s prescriptions, which have been verified and customer service validates how the services can be provided including how the customer payment will be made.  The terms of these sales orders typically include payment directly by the customer, their insurance carrier, or Medicare.  When the revenue includes medical equipment rental for a period of 10 to 13 months, revenue and the equipment lease expense is recognized equally each month over the average length of the customer rental agreement.  In addition, revenue is recognized when work in progress receivables are recorded as a percentage of unbilled services rendered.  These services are unbilled because the sales order was approved, work has been performed, but not billed to Medicare, the insurance carrier, or the customer.  The Company recognizes revenue when there is persuasive evidence that a sales order has been approved, services have been rendered or delivery has occurred, the price is fixed or determinable, and collection is reasonably assured.

Recent Accounting Pronouncement - In February 2016, the FASB issued Accounting Standards Updated (“ASU”) 2016-02, Leases (Topic 842), (“ASU 2016-02”).  ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability.  Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines.  The guidance is effective for annual reporting periods beginning after December 15, 2019.  The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

Recent Accounting Pronouncement -In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), (“ASU 2014-09”), which supersedes all existing revenue recognition requirements, including most industry-specific guidance.  The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services.  The new standard will be effective on January 1, 2019.  The

Company is currently evaluating the potential impact that ASU 2014-09 may have on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 3.  Related Party Transactions

During the year ended December 31, 2017, the Company made a $75,000 loan to one of its members, Valley Healthcare Group LLC.  The loan is interest free and matures on December 31, 2020.

Note 4.  Borrowing Arrangements

The Company’s borrowing arrangements are as follows:

	As of
	June 30, 2018	December 31, 2017
Notes payable	$14,557,500	$14,707,500
Unamortized discount	(854,762)	(908,013)
Note payable (all long-term)	$13,702,738	$13,799,487

Capital lease obligations	$2,319,028	$2,128,561
Less current portion of capital lease obligations	(881,502)	(1,648,351)
Capital lease obligations, net of current portion	$1,437,526	$480,210

Notes Payable

The Company has a loan commitment from Main Street Capital Corp. in the amount of $17,000,000, of which $13,702,738 and $13,799,487 were outstanding, net of unamortized discounts, at June 30, 2018 and December 31, 2017.  The $17,000,000 loan commitment provides for increases during the life of the loan subject to lender approval.  The loan matures in December 2025 and accrues interest at a fixed rate of 13.0%.  Interest only payments are due monthly and the outstanding principal balance is due at maturity.  The loan is secured by all of the company assets, excluding equipment that the company leases under tis capital leases.

Unamortized discounts represent the unamortized amount of financing costs associated with the borrowing arrangement, which are amortized using the effective interest rate method.

Capital Lease Obligations

The outstanding balance under the capital equipment leases payable was $2,319,028 million and $2,128,561 as of June 30, 2018 and June 30, 2017, respectively.  The capital lease termination dates vary, ranging from 2018 to 2022 and the capital leases accrue interest at various rates, ranging from 0.0% to 13.0%.  Principal and interest are due on a monthly basis with the remaining principal balance due at the end of the lease term.

Note 5.  Fixed Assets

Fixed assets presented in the condensed consolidated balance sheets are comprised of the following:

	As of
	June 30, 2018	December 31, 2017
Property and Equipment
Leasehold improvements	$485,832	$485,800
Vehicles	983,746	839,400
Computer equipment and software	582,320	568,200
Furniture and fixtures	898,355	883,700
Medical equipment	17,361,980	14,560,500
	20,312,233	17,337,600
Accumulated depreciation	(14,079,328)	(11,971,638)
Net carrying amount	$6,232,905	$5,365,962

Note 6.  Commitments and Contingencies

From time to time, the Company is involved in lawsuits, claims, investigations and proceeds that arise in the ordinary course of business.  The Company maintains insurance to mitigate losses related to certain risks.  The Company is not a named party in any pending or threatened litigation that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

Note 7.  Subsequent events

For the Company’s condensed financial statements as of June 30, 2018 and for the six months then ended, the Company evaluated subsequent events through November 21, 2018, the date on which those financial statements were issued.

On September 7, 2018, Ron and Pam Evans sold an 80.1% interest in the Company to Great Elm Capital Group, Inc. and contributed its remaining 19.9% interest to form Great Elm DME, Inc., a majority-owned company of Great Elm Capital Group, Inc.